EXHIBIT 5.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Sponsors and Trustee of Equity Income Fund,
Select Growth Portfolio--1995 Series 4, Defined Asset Funds:

We hereby consent to the use in this Registration Statement No. 33-61505 of our opinion dated November 1, 1995, relating to the Statement of Condition of Equity Income Fund Select Growth Portfolio--1995 Series 4, Defined Asset Funds and to the reference to us under the heading 'Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 1, 1995